SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2003

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4649 Morena Boulevard, San Diego CA 92117

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 581-4530

Item 9.	Regulation FD Disclosure

The Board of Directors of PriceSmart, Inc. (the “Company”) has determined not to declare a dividend on the 8% Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”) for the current quarter. Also, no dividends may be declared or paid on the 8% Series B Cumulative Convertible Redeemable Preferred Stock (the “Series B Preferred Stock”) until full cumulative dividends have been declared and paid on the Series A Preferred Stock. Instead, dividends on the Series A Preferred Stock and the Series B Preferred Stock will accrue in accordance with the terms of the Certificates of Designations for the Series A Preferred Stock and Series B Preferred Stock. Although the Company’s financial statements for the year ended August 31, 2003 have not yet been finalized, PriceSmart’s Board of Directors determined that the Company should not declare or pay dividends on the preferred stock for the current quarter to ensure that PriceSmart does not thereby violate any loan covenants under loan agreements to which PriceSmart is a party that restrict the Company’s ability to pay dividends unless it satisfies specified balance sheet criteria and/or other financial ratios.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2003	PRICESMART, INC.

	By:	/s/ ROBERT M. GANS
Robert M. Gans Executive Vice President and General Counsel